                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.   )


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                            DXP ENTERPRISES, INC.
              (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1.   Title of each class of securities to which transaction applies:
              N/A
         2.   Aggregate number of securities to which transaction applies: N/A
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
         4.   Proposed maximum aggregate value of transaction: N/A
         5.   Total fee paid:  N/A

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.      Amount Previously Paid:  N/A
         2.      Form, Schedule or Registration Statement No.:  N/A
         3.      Filing Party:  N/A
         4.      Date Filed:  N/A

                              DXP ENTERPRISES, INC.

                     580 Westlake Park Boulevard, Suite 1100
                              Houston, Texas 77079
                                  281/531-4214


                                  June 12, 1998



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of DXP Enterprises, Inc. (the "Company") to be held at 9:00 a.m., Central Daylight Time, on Monday, July 6, 1998, at the offices of the Company's subsidiary, SEPCO Industries, Inc., 6500 Brittmoore, Houston, Texas 77041.

         This year you will be asked to consider two proposals. The first proposal concerns the election of directors, and the second proposal concerns the adoption of an amendment to the Company's Restated Articles of Incorporation that would effect a two-to-one reverse stock split. These matters are explained more fully in the attached proxy statement, which you are encouraged to read.

         The Board of Directors recommends that you approve the proposals and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.

         Thank you for your cooperation.


                                                Sincerely,

                                                /s/ DAVID R. LITTLE

                                                David R. Little
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                              DXP ENTERPRISES, INC.
                     580 Westlake Park Boulevard, Suite 1100
                              Houston, Texas 77079

        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 6, 1998

         Notice is hereby given that the Annual Meeting of the Shareholders of DXP Enterprises, Inc., a Texas corporation (the "Company"), will be held on Monday, July 6, 1998, at 9:00 a.m., Central Daylight Time, at the offices of the Company's subsidiary, SEPCO Industries, Inc., 6500 Brittmoore, Houston, Texas 77041, for the following purposes:

                  (1) To elect five directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

                  (2) To adopt an amendment (the "Reverse Stock Split Amendment") to the Company's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), that would effect a two-to-one reverse split of the Company's issued and outstanding common stock, par value $.01 per share (the "Common Stock"); and

                  (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The holders of record of Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company at the close of business on May 8, 1998, will be entitled to vote at the meeting.


                                       By Order of the Board of Directors,

                                       /s/ GARY A. ALLCORN

                                       Gary A. Allcorn
                                       Secretary
June 12, 1998

                              DXP ENTERPRISES, INC.


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 6, 1998

         This Proxy Statement is furnished to the shareholders of DXP Enterprises, Inc. (the "Company"), 580 Westlake Park Boulevard, Suite 1100, Houston, Texas 77079 (Tel. No. 281/531-4214), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders to be held on Monday, July 6, 1998, at 9:00 a.m., Central Daylight Time, at the offices of the Company's subsidiary, SEPCO Industries, Inc., 6500 Brittmoore, Houston, Texas 77041, or any adjournment thereof.

         Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed therein and for the Reverse Stock Split Amendment. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement and accompanying form of proxy are to be mailed on or about June 12, 1998, to shareholders of record on May 8, 1998 (the "Record Date").

         At the close of business on the Record Date, there were outstanding and entitled to vote 8,278,389 shares of Common Stock, 2,805 shares of Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), and 15,000 shares of Series B Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), and only the holders of record on such date are entitled to vote at the meeting.

         The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The holders of record of Series A Preferred Stock and Series B Preferred Stock on the Record Date will be entitled to one-tenth of one vote per share on each matter presented to such holders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

         At the meeting, five directors are to be elected, which will leave one vacancy on the Board of Directors. The Board of Directors is actively reviewing candidates to fill the vacancy, and, in the event that a qualified individual is identified, the Board of Directors plans to appoint a director to the vacant position, the term of which will expire at the 1999 Annual Meeting of Shareholders. The Board of Directors also is reviewing candidates for the purpose of appointing one other director to the Board of Directors, and, in the event that a qualified individual is identified, the Board of Directors plans to increase the size of the Board to seven directors and appoint a director to the vacant position created thereby, the term of which also will expire at the 1999 Annual Meeting of Shareholders.

         The holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, are entitled to elect the five nominees for election to the Board of Directors. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

         It is the intention of the persons named in the proxies for the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. In accordance with the Company's by-laws and Texas law, a shareholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Abstentions and broker non-votes (i.e., shares held in street name for which the record holder does not have discretionary authority to vote under the rules of the New York Stock Exchange) will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

         The persons listed below have been nominated for election to fill the five director positions to be elected by the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.



                                                                                                  DIRECTOR
                                                                                                  --------
          NOMINEE               AGE                 POSITION WITH THE COMPANY                      SINCE
          -------               ---                 -------------------------                      -----
David R. Little                  46              Chairman of the Board, President                  1996
                                                   and Chief Executive Officer

Jerry J. Jones                   59              Senior Vice President/Operations                  1996
                                                           and Director

Cletus Davis                     68                          Director                              1996

Kenneth H. Miller                59                          Director                              1996

Thomas V. Orr                    47                          Director                              1996

INFORMATION REGARDING NOMINEES AND DIRECTORS

Background of Nominees for Director

         David R. Little. Mr. Little has served as Chairman of the Board, President and Chief Executive Officer of the Company since its organization in 1996 and also has held these positions with SEPCO Industries, Inc. ("SEPCO"), a wholly owned subsidiary of the Company, since 1986. Mr. Little has been employed by SEPCO since 1975 in various capacities, including Staff Accountant, Controller, Vice President/Finance and President.

         Jerry J. Jones. Mr. Jones has served as a Director since July 1996 and as Senior Vice President/Operations since September 1997. From August 1996 to September 1997, Mr. Jones served as Senior Vice President/Corporate Development. Mr. Jones also has served as a Director of SEPCO since 1986 and as Senior Vice President/Corporate Marketing of SEPCO since June 1995. From February 1993 to June 1995, Mr. Jones served as President of T. L. Walker Bearing Company, a subsidiary of SEPCO. Prior to his employment with SEPCO, Mr. Jones served as President and Chief Executive Officer of The Energy Partners, Inc./Perry Oceanographics, a renewable energy development company and offshore underwater equipment manufacturer, from November 1989 to December 1992.

         Cletus Davis. Mr. Davis has served as a Director of the Company since August 1996. Mr. Davis also has served as a Director of SEPCO since May 1996. Mr. Davis is an attorney practicing in the areas of commercial real estate, banking, corporate, estate planning and general litigation and is also a trained mediator. From May 1988 to February 1992, Mr. Davis was a member of the law firm of Wood, Lucksinger & Epstein. Since March 1992, Mr. Davis has practiced law with the law firm of Cletus Davis, P.C.

         Kenneth H. Miller. Mr. Miller has served as a Director of the Company since August 1996. Mr. Miller also has served as a Director of SEPCO since April 1989. Mr. Miller is a Certified Public Accountant and has been a solo practitioner since 1983.

         Thomas V. Orr. Mr. Orr has served as a Director of the Company since August 1996. Mr. Orr also has served as a Director of SEPCO since May 1996. Mr. Orr has been Executive Managing Director of Morgan Keegan & Company, Inc. ("Morgan Keegan"), an investment banking firm, since August 1997. From February 1995 to July 1997 he was a Senior Vice President and Divisional Manager of Morgan Keegan. From June 1990 to January 1995, Mr. Orr was a Divisional Sales Manager for two years and Branch Office Manager for three years for Paine Webber, Inc., an investment banking firm.

Committees of the Board of Directors and Meeting Attendance

         The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee. During the fiscal year ended December 31, 1997, the Board of Directors met three times, and the Audit Committee and the Compensation Committee each met once. No director attended less than 75% of the meetings of the Board of Directors and committees of which he is a member.

         The Audit Committee, composed of Messrs. Davis, Miller and Orr, makes recommendations to the Board of Directors on matters regarding the independent public accountants of the Company and the annual audit of the Company's financial statements and accounts. The Compensation Committee, composed of Messrs. Davis, Miller and Orr, makes recommendations to the Board of Directors regarding compensation for the Company's executive officers, directors, employees, consultants and agents, and acts as the administrative committee for the Company's stock plans, including the Company's Long-Term Incentive Plan.


PROPOSAL 2:  REVERSE STOCK SPLIT AMENDMENT

         Summary and Purpose. The Board of Directors has approved, and directed that the same be presented to the shareholders of the Company for their approval, the Reverse Stock Split Amendment, which would effect a two-to-one reverse stock split. The Reverse Stock Split Amendment would also authorize the purchase by the Company of fractional shares resulting from the reverse stock split. The Board of Directors believes that the reverse stock split is in the best interests of the shareholders. The reverse stock split is intended to place the market price of the Common Stock at a level more attractive to a wider range of investors and may result in a broader market and more widespread ownership of the Common Stock.

         The proposed reverse stock split would be effected through the Reverse Stock Split Amendment, which would become effective upon filing with and acceptance by the Secretary of State of Texas. The text of the Reverse Stock Split Amendment and the procedures for settling fractional share interests are set forth in full in Annex A hereto, which is incorporated by reference herein.

         Description and Effect. The Articles of Incorporation currently authorize the issuance of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, $1.00 par value per share, of which 1,000,000 have been designated Series A Preferred Stock and 1,000,000 have been designated Series B Preferred Stock. At May 8, 1998, the Company had outstanding 8,278,389 shares of Common Stock, 2,805 shares of Series A Preferred Stock and 15,000 shares of Series B Preferred Stock. In addition, as of such date, the Company had reserved 3,766,400 shares of Common Stock for issuance upon conversion or exercise of various outstanding securities of the Company and approximately 57,706 shares of Common Stock for issuance in connection with a reorganization of the Company in December 1996.

         Upon effectiveness of the Reverse Stock Split Amendment, one new share of Common Stock will be exchanged for every two shares of Common Stock outstanding as of the date on which the Reverse Stock Split Amendment is filed with the Secretary of State of Texas (the "Effective Date"). Based on information as of the Record Date, it is anticipated that the number of shares of Common Stock that would be outstanding on the Effective Date is approximately 4,139,194. In addition, it is expected that 1,883,200 shares of Common Stock will be reserved for issuance upon the conversion or exercise of various of the Company's other outstanding securities (convertible preferred stock and options), and approximately 28,853 shares of Common Stock will be reserved for issuance in connection with the Company's reorganization in December 1996, leaving a total of approximately 93,948,753 shares of Common Stock available for future issuances.

         No fractional shares of new Common Stock will be issued for any fractional new share interest. Rather, each shareholder who would otherwise receive a fractional new share of Common Stock as a result of the Reverse Stock Split Amendment will receive an amount of cash equal to the closing sale price of a share of Common Stock on the Nasdaq National Market on the Effective Date multiplied by the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional interest. Because the price of the Common Stock fluctuates, the amount to be paid for fractional shares cannot be determined until such date and may be greater or less than the price on the date that any shareholder executes his proxy or the date of the meeting. It currently is estimated that the cost to the Company of purchasing fractional shares will be not more than $1,000.

         If the Reverse Stock Split Amendment is approved, the Company will furnish shareholders of record of Common Stock as of the close of business on the Effective Date with a Letter of Transmittal for use in exchanging certificates. The holders of Common Stock, promptly after the Reverse Stock Split Amendment becomes effective, will be required to mail their certificates representing their shares of Common Stock to the Exchange Agent named in the Letter of Transmittal so that a new stock certificate giving effect to the reverse stock split may be issued and proceeds of the settlement of fractional interests delivered promptly.

         It is not expected that the interests of any shareholders will be eliminated pursuant to the reverse stock split. Fractional interests settled by the Company are expected to aggregate approximately 200 shares, or less than one percent, of those outstanding as of the Record Date. Shares no longer outstanding as a result of the fractional share settlement procedure will be returned to authorized but unissued shares of Common Stock.

         Certain Considerations. After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between those securities outstanding prior to the Reverse Stock Split Amendment and those to be outstanding after the Reverse Stock Split Amendment is effected. The Reverse Stock Split Amendment will, however, result in an adjustment to the conversion ratio of the Series B Preferred Stock. Specifically, pursuant to the Articles of Incorporation and as reflected in the Reverse Stock Split Amendment, the conversion ratio of the Series B Preferred Stock will be adjusted so that such shares will be convertible into such number of shares of Common Stock that a holder of such shares of Series B Preferred Stock would have been entitled to receive in the reclassification if such shares of Series B Preferred Stock were to have been converted into Common Stock immediately prior to the reclassification. Pursuant to such adjustment, upon effectiveness of the Reverse Stock Split Amendment, each share of Series B Preferred Stock will be convertible into 28 shares of Common Stock. Similar adjustments will be made to the exercise provisions of the Company's outstanding options.

         The Reverse Stock Split Amendment also will have the effect of reducing the number of shares held by shareholders who currently hold less than 200 shares of Common Stock to a number less than 100. Because selling costs for shares in lots of less than 100 are typically higher on a per share basis than for lots of 100 shares or more, the amendment could result in increased selling costs to such shareholders. In addition, because lots of less than 100 shares are often required to be bundled with other shares for resale, shareholders who hold less than 100 shares after the effectiveness of the Reverse Stock Split Amendment may have a more difficult time disposing of their shares of Common Stock.

         In the reverse stock split, cash proceeds received from the settlement of fractional shares may result in a shareholder realizing taxable gain or loss to the extent of the difference between such proceeds and the cost or other basis applicable to the fractional shares. No officer, director, associate or affiliate of the Company is expected to derive any material benefit from the reverse stock split other than the benefits that might be enjoyed by any other person holding the same number of shares.

         Approval of the Reverse Stock Split Amendment and the reverse stock split contemplated thereby requires the affirmative vote of the holders of a majority of the votes represented by (i) the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, (ii) the shares of Common Stock, voting as a separate class, and (iii) the shares of Series B Preferred Stock, voting as a separate class. Abstentions and broker non-votes will not be treated as either a vote for or against the proposal. Because the proposal requires the affirmative vote of a majority of the outstanding shares, however, abstentions and broker non-votes will have the same effect as a vote against the proposal.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REVERSE STOCK SPLIT AMENDMENT, AND THE REVERSE STOCK SPLIT CONTEMPLATED THEREBY, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE REVERSE STOCK SPLIT AMENDMENT AND THE REVERSE STOCK SPLIT CONTEMPLATED THEREBY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of May 15, 1998, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) named executive officers and directors of the Company and (iii) all executive officers and directors of the Company as a group.



                                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)
                                      ----------------------------------------------------------------------------
NAME AND ADDRESS OF BENEFICIAL                                       SERIES A               SERIES B
------------------------------          COMMON                      PREFERRED              PREFERRED
           OWNER(1)                     STOCK              %         STOCK         %         STOCK             %
-----------------------------------   ----------      ----------   ----------  ----------  ----------      --------
Gary A. Allcorn(3)                    4,494,839          48.9          --          --        15,000         100.0
580 Westlake Park Blvd.,
Suite 1100
Houston, Texas 77079

David R. Little(4)                    2,160,139          21.8          --          --            --          --
580 Westlake Park Blvd.,
Suite 1100
Houston, Texas 77079

Bryan H. Wimberly(5)                    837,125          10.0          --          --            --          --
580 Westlake Park Blvd.,
Suite 1100
Houston, Texas 77079

Jerry J. Jones(6)                       719,286           8.0          --          --            --          --
580 Westlake Park Blvd.,
Suite 1100
Houston, Texas 77079

DXP Enterprises, Inc. Employee        1,876,042          22.6       1,870          62.5          --          --
   Stock Ownership Plan
c/o River Oaks Trust Company,
Trustee
2001 Kirby
Houston, Texas 77210

J. Michael Wappler(7)                   440,320           5.3          --          --            --          --
580 Westlake Park Blvd.,
Suite 1100
Houston. Texas 77079

Donald E. Tefertiller(8)                 93,298           1.1         374          12.5          --          --
4425 Congressional Drive
Corpus Christi, Texas
78413

Norman O. Schenk(9)                      80,225           1.0         374          12.5          --          --
4415 Waynesboro
Houston, Texas 77035

Charles E. Jacob(10                      48,034             *         187           6.3          --          --
P. O. Box 57
Maypearl, Texas 76064

Ernest E. Herbert(11)                    47,377             *         187           6.3          --          --
57 Coronado Avenue
Kenner, Louisiana 70065

Thomas V. Orr, Director(12)              13,000             *          --            --          --          --

Kenneth H. Miller, Director(13)          13,000             *          --            --          --          --

Cletus Davis, Director(14)               13,000             *          --            --          --          --

All executive officers, directors     8,690,709          74.7          --            --      15,000         100.0
and nominees as a group
(7 persons)(15)


---------
*   Less than 1%.

(l) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted.


(2) Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock beneficially owned by them.

(3) Includes 3,425,592 shares of Common Stock and 15,000 shares of Series B Preferred Stock owned by the Kacey Joyce, Andrea Rae and Nicholas David Little 1988 Trusts (the "Trusts") for which Mr. Allcorn serves as trustee. Because of this relationship, Mr. Allcorn may be deemed to be the beneficial owner of such shares and the 840,000 shares of Common Stock issuable upon conversion of the 15,000 shares of Series B Preferred Stock held by the Trusts. Also includes 40,000 shares of Common Stock issuable upon exercise of an option and 14,847 shares of Common Stock held of record by the Company's Employee Stock Ownership Plan (the "ESOP") for Mr. Allcorn's account.

(4) Includes 1,600,000 shares of Common Stock issuable to Mr. Little upon exercise of an option and 81,689 shares of Common Stock held of record by the ESOP for Mr. Little's account.

(5) Includes 100,800 shares of Common Stock owned of record by a trust of which Mr. Wimberly is one-third beneficiary and 97,600 shares of Common Stock issuable upon exercise of an option granted to Mr. Wimberly. Also includes 17,925 shares of Common Stock held by the ESOP for Mr. Wimberly's account.

(6) Includes 718,400 shares of Common Stock issuable upon exercise of an option granted to Mr. Jones and 866 shares of Common Stock held by the ESOP for Mr. Jones's account.

(7) Includes 31,239 shares of Common Stock held of record by the ESOP for Mr. Wappler's account.

(8) Includes 8,000 shares of Common Stock issuable upon exercise of an option and 46,968 shares of Common Stock held by the ESOP for Mr. Tefertiller's account.

(9) Includes 18,625 shares of Common Stock held of record by the ESOP for Mr. Schenk's account.

(10) Includes 16,834 shares of Common Stock held of record by the ESOP for Mr. Jacob's account.

(11) Includes 23,877 shares of Common Stock held of record by the ESOP for Mr. Herbert's account.

(12)   Includes 13,000 shares of Common Stock issuable upon exercise of options.

(13)   Includes 13,000 shares of Common Stock issuable upon exercise of options.

(14)   Includes 13,000 shares of Common Stock issuable upon exercise of options.

(15)   See notes (3) through (6) and (12) through (14).

                       EXECUTIVE OFFICERS AND COMPENSATION

         The following section sets forth the names and background of the Company's executive officers.

BACKGROUND OF EXECUTIVE OFFICERS



                                                                                      DATE OF
                                                                                      -------
                                                                                       FIRST
                                                                                      --------
            NAME                             OFFICES HELD                             ELECTION          AGE
            ----                             -----------                              --------          ---
David R. Little..............   Chairman of the Board, President and                 July 1996           46
                                Chief Executive Officer

Jerry J. Jones...............   Senior Vice President/Operations                    August 1996          59

Bryan H. Wimberly............   Senior Vice President/Corporate                     August 1996          58
                                Development

Gary A. Allcorn..............   Senior Vice President/Finance, Chief                 July 1996           45
                                Financial Officer and Secretary



       For further information regarding the backgrounds of Mr. Little and Mr. Jones, see "Background of Nominees for Director".

       Bryan H. Wimberly. Mr. Wimberly has served as Senior Vice President/Corporate Development since September 1997. Mr. Wimberly also has served as a Director of the Company since July 1996. Mr. Wimberly has declined to stand for re-election to the Board of Directors of the Company. From August 1996 to September 1997, he served as Senior Vice President/Pump, Bearing, Power Transmission and Valve Automation Group. Mr. Wimberly also has served as a Director of SEPCO since 1987 and the President and Chief Operating Officer of SEPCO since October 1995. Mr. Wimberly has been employed by SEPCO since 1987 in various capacities, including Senior Vice President/Operations.

       Gary A. Allcorn. Mr. Allcorn has served as Senior Vice President/Finance of the Company since August 1996 and was appointed Chief Financial Officer in November 1997. Mr. Allcorn also has served as Secretary of the Company since July 1996. Mr. Allcorn also has held these positions with SEPCO since December 1995. Mr. Allcorn has been employed with SEPCO since 1985 in various capacities, including Vice-President/Finance and Chief Financial Officer.

       All officers of the Company hold office until the regular meeting of directors following the annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

COMPENSATION COMMITTEE REPORT

       The Board established a Compensation Committee (the "Committee") on August 12, 1996, which is composed of Cletus Davis, Tommy Orr and Kenneth Miller, all of whom are outside directors. The purpose of the Committee is to review, approve and make recommendations to the Board of Directors on matters regarding the compensation of officers, directors, employees, consultants and agents of the Company and act as the administrative committee for any stock plans of the Company, including its Long-Term Incentive Plan. The Committee makes its compensation decisions based upon its own research and analysis. The Company is prepared to engage an outside compensation consultant if the Committee so requests.

       The Committee believes that the Company's past and future success is the result of a highly qualified and stable management team. The Company believes that the stability of a management team is important to its success and has adopted a strategy to (i) compensate its executive officers through a stable base salary set at a sufficiently high level to retain and motivate such officers, (ii) link a portion of their compensation to their individual and the Company's performance and (iii) provide a portion of their compensation in a manner that aligns the financial interests of the Company's executive officers with those of the Company's shareholders.

       The Company was privately held until December 1996. The compensation packages of the Company's executive officers were established by SEPCO prior to the Company becoming public. These compensation packages were assumed by the Company upon completion of the SEPCO reorganization. The Committee reviewed these executive compensation packages with its outside advisors and determined that they were consistent with the long-term strategies of the Company.

       The major components of the Company's executive compensation program consist of base salary, incentive compensation tied to the Company's performance and equity participation in the form of stock ownership and stock options.

Base Salary

       Base salaries for the Company's executives are influenced by both objective and subjective criteria. Salaries are determined by reviewing the executive level of responsibility, tenure with the Company, prior year compensation and effectiveness of the management team. In setting compensation levels for positions other than the Chief Executive Officer, the Committee considers recommendations from the Company's Chief Executive Officer. The Committee believes executive base salaries and incentive compensation for 1997 were reasonable based upon the duties and responsibilities of those executives.

Incentive  Compensation

       The Committee believes incentive compensation tied to the Company's performance is a key component of executive compensation. The incentive compensation for the Company's executive officers ranges from 20% to 40% of the cash portion of their annual compensation package. The Committee believes this type of incentive compensation motivates the executive to focus on the Company's performance. Additionally, poor Company performance results in lower compensation for the executives.

Stock Options

       The Committee believes equity participation is a key component of the Company's executive compensation program. Stock options are granted to executives based upon the officer's past and anticipated contribution to the growth and profitability of the Company. The Committee also believes that the granting of stock options enhances shareholder value by aligning the financial interests of the executive with those of the Company's shareholders.

Chief Executive Officer's 1997 Compensation

       The compensation paid to Mr. Little, the Company's Chief Executive Officer, in 1997 consisted of base salary and incentive compensation and was established pursuant to his employment agreement with SEPCO. In 1997, Mr. Little received $279,277 in base pay and $112,849 in incentive compensation pursuant to his employment agreement.


                                           Cletus Davis
                                           Kenneth H. Miller
                                           Thomas V. Orr


SUMMARY OF COMPENSATION

       Set forth in the following table is certain compensation information concerning the Chief Executive Officer and each of the Company's four other most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended December 31, 1997, exceeded $100,000.

                                            SUMMARY COMPENSATION TABLE






                                                                                               LONG TERM
                                                       ANNUAL COMPENSATION                    COMPENSATION
                                                  -----------------------------------------   ------------
                                                                                  OTHER        SECURITIES
                                                                                  ANNUAL       UNDERLYING
        NAME AND PRINCIPAL                         SALARY        BONUS         COMPENSATION      OPTIONS
            POSITION                   YEAR         ($)           ($)               ($)            (#)
----------------------------------     ----       -------      --------        ------------    ----------
David R. Little,                       1997       279,277       112,849               --               --
  President and Chief Executive        1996       263,714        93,454               --               --
Officer                                1995       222,567       131,888               --        1,600,000

Jerry J. Jones,                        1997       131,672        75,035               --               --
  Senior Vice President/Operations     1996       116,264        62,516               --               --
                                       1995       113,330        67,503          357,216(1)       718,400

Bryan H. Wimberly,                     1997       142,567        94,227               --               --
  Senior Vice President/Corporate      1996       136,031        65,620               --               --
  Development                          1995       121,967        92,589               --           97,600

Gary A. Allcorn,                       1997       123,066        30,023               --               --
  Senior Vice President/Finance        1996       114,161        10,741               --           40,000
  and Chief Financial Officer          1995       103,707         9,059               --               --

------------------


(1) Represents payments to Mr. Jones in respect of the repurchase by the Company of shares acquired by Mr. Jones on exercise of options held by him.

       The following table sets forth information concerning the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 1997. None of such executive officers exercised any stock options during the year ended December 31, 1997.

                       OPTION VALUES AT DECEMBER 31, 1997





                                                       NUMBER OF
                                                  SECURITIES UNDERLYING
                                                   UNEXERCISED OPTIONS            VALUE OF UNEXERCISED
                                                   AT DECEMBER 31, 1996          IN-THE-MONEY OPTIONS AT
                                                      (# SHARES)                 DECEMBER 31, 1996 ($)(1)
                                           --------------------------------   ---------------------------------

            NAME                           EXERCISABLE        UNEXERCISABLE   EXERCISABLE         UNEXERCISABLE
------------------------------             -----------        -------------   -----------         -------------
David R. Little                             1,600,000                --         7,760,000                --

Jerry J. Jones                                718,400                --         3,541,712                --

Bryan H. Wimberly                              97,600                --           488,790                --

Gary A. Allcorn                                40,000                --           183,750                --



-------------
(1) Based on a price per share of $5.75, the closing sale price of the Common Stock on December 31, 1997.

PERFORMANCE PRESENTATION

       The following performance graph compares the performance of the Common Stock to the S&P Midcap Industrials Index and the Nasdaq Composite (US). Information with respect to the Common Stock, the S&P Midcap Industrials Index and the Nasdaq Composite (US) is from December 27, 1996, the date on which the Common Stock first began public trading. The graph assumes that the value of the investment in the Common Stock in each index was $100 at December 27, 1996, and that all dividends were reinvested.

                                     [GRAPH]


TOTAL RETURN ANALYSIS                               12/27/96    12/31/96    12/31/97

DXP ENTERPRISES, INC                              $   100.00  $    93.33  $    76.66

S&P MIDCAP INDUSTRIALS                            $   100.00  $   101.29  $   125.85
INDEX

NASDAQ COMPOSITE (US)                             $   100.00  $    99.97  $   122.11

Source: Carl Thompson Associates www.ctaonline.com (303)494-5472. Data from Bloomberg Financial Markets


COMPENSATION OF DIRECTORS

       The Company's Bylaws provide that directors may be paid their expenses, if any, and may be paid a fixed sum for attendance of each Board of Directors meeting. The Company pays each non-employee director $1,000 per committee or board meeting attended, not to exceed $1,500 in the event two meetings occur on the same day. In 1997, Messrs. Davis and Miller each received $4,000 and Mr. Orr received $3,000 for attendance at Board of Directors meetings.

EMPLOYMENT AGREEMENTS

       The Company has entered into an employment agreement (the "Little Employment Agreement"), effective July 1, 1996, as amended, with Mr. Little. The Little Employment Agreement is for a term of three years, renewable annually for a term to extend three years from such renewal date. The Little Employment Agreement provides for compensation in a minimum amount of $260,000 per annum, to be reviewed at least annually for possible increases, monthly bonuses equal to 3% of the profit before tax of SEPCO as shown on the books and records of SEPCO at the end of each month and other perquisites in accordance with SEPCO policy. In the event Mr. Little terminates his employment for "Good Reason" (as defined therein), or is terminated by the Company for other than "Good Cause" (as defined therein), Mr. Little would receive a cash lump sum payment equal to the sum of (i) the base salary for the remainder of the employment period under the Little Employment Agreement, (ii) an amount equal to the sum of the most recent 12 months of bonuses paid to him, (iii) two times the sum of his current annual base salary plus the total of the most recent 12 months of bonuses, (iv) all compensation previously deferred and any accrued interest thereon, and any accrued vacation pay not yet paid by the Company and (v) continuation of benefits under the Company's benefit plans for the current employment period. Mr. Little is also entitled under the Little Employment Agreement to certain gross-up payments if an excise tax is imposed pursuant to Section 4999 of the Code, which imposes an excise tax on certain severance payments in excess of three times an annualized compensation amount following certain changes in control or any payment of distribution made to him. As amended on May 21, 1998, the Little Employment Agreement will terminate June 30, 1998 if Mr. Little enters into a new agreement with the Company, as approved by the Compensation Committee, and will not be renewable automatically. If Mr. Little has not entered into a new employment agreement with the Company by June 30, 1998, the Little Employment Agreement will terminate June 30, 2001.

       The Company also has entered into employment agreements (each Employment Agreement hereinafter referred to as an "Employment Agreement" and the four Employment Agreements hereinafter collectively referred to as "Employment Agreements"), effective as of July 1, 1996, as amended, with Messrs. Jerry J. Jones, Bryan H. Wimberly and Gary A. Allcorn, (each hereinafter referred to as "Employee"). Each Employment Agreement is for a term of one year, renewable automatically for a one-year term. The Employment Agreements provide for (i) annual salary ("Salary") in the amounts of $130,001 for Mr. Jones, $130,000 for Mr. Wimberly and $113,100 for Mr. Allcorn, and (ii) other perquisites in accordance with Company policy. The Employment Agreements provide for bonuses as follows: (i) Mr. Jones is entitled to a monthly bonus of two percent of the monthly profit before tax of the Company, excluding sales of fixed assets and extraordinary items; (ii) Mr. Wimberly is entitled to a monthly bonus of two percent of the monthly profit before tax of SEPCO, excluding sales of fixed assets and extraordinary items; and (iii) Mr. Allcorn is entitled to a monthly bonus of one percent of the monthly profit before tax of the Company, excluding sales of fixed assets and extraordinary items. The Employment Agreements were amended on May 21, 1998 to provide that the aggregate of the monthly bonuses in any one year may not exceed twice the annual base salary paid to the Employee. The May 1998 amendment also provides that the Employment Agreements will not be renewed July 1, 1998 if Messrs. Jones, Wimberly and Allcorn have entered into new employment agreements with the Company, as approved by the Compensation Committee.

       In the event Employee terminates his employment for "Good Reason" (as defined therein), or is terminated by the Company for other than "Cause" (as defined therein), such Employee would receive (i) 12 monthly payments each equal to one month of the Salary, (ii) a termination bonus equal to the previous 12 monthly bonuses and (iii) any other payments due through the date of termination. In the event Employee dies, become disabled, terminates the Employment Agreement with notice or the Employment Agreement is terminated by the Company for Cause, Employee or Employee's estate, as applicable, would receive all payments then due him under the Employment Agreement through the date of termination.

BENEFIT PLANS

Employee Stock Ownership Plan

       The Company maintains the ESOP for the benefit of eligible employees pursuant to which annual contributions may be made. The amount and form of the annual contribution is within the discretion of the Company's Board of Directors. Such contributions are limited to a maximum of 15% of the total compensation paid to all participants eligible to receive an allocation during the fiscal year. The Company (or its predecessor, SEPCO) contributed $150,000 for each of the years ended December 31, 1996, 1995 and 1994. The ESOP currently is administered by the Company's Compensation Committee.

Long-Term Incentive Plan

       In August 1996, the Company established a Long-Term Incentive Plan (the "LTIP"). The LTIP provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options, restricted stock awards and performance awards to certain key employees of the Company and its subsidiaries. The LTIP is administered by the Compensation Committee.

       At December 31, 1997, 183,000 shares of Common Stock (approximately 5% of the current outstanding shares of Common Stock) were available for issuance under the LTIP and options granted under the LTIP to purchase 217,000 shares of Common Stock were outstanding. In addition, as of January 1 of each year the LTIP is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the LTIP, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the preceding year, the number of shares available will be increased by an amount such that the total number of shares available for issuance under the LTIP equals 5% of the total number of shares of Common Stock outstanding, not including any shares issued under the LTIP. Lapsed, forfeited or canceled awards will not count against these limits. Cash exercises of SARs and cash settlement of other awards will also not be counted against these limits but the total number of SARs and other awards settled in cash shall not exceed the total number of shares authorized for issuance under the LTIP (without reduction for issuances).

TRANSACTIONS

       In December 1989, the Company restructured certain loans previously made by the Company to David R. Little, Chairman of the Board, President and Chief Executive Officer of the Company, pursuant to which Mr. Little executed two promissory notes in the amounts of $149,910 and $58,737, respectively, each bearing interest at 9% per annum. The notes require monthly payments of $1,349 and $528, respectively. The outstanding balances of such loans at December 31, 1997, were $127,814 and $50,080, respectively.

       In December 1993, the Company loaned Mr. Little approximately $210,940 to purchase 59,800 shares of SEPCO's Class A Common Stock. The loan bore interest at 6% per annum and provided for annual interest payments and one principal payment upon sale of the stock which secured such loan. The loan was repaid on August 5, 1996. The Company from time to time also has made non-interest bearing advances to Mr. Little that as of December 31, 1997 totaled approximately $340,439. The Company and Mr. Little have agreed that the amount of non-interest bearing advances made to Mr. Little will not exceed the amount outstanding at December 31, 1997. The largest aggregate amount of Mr. Little's indebtedness outstanding to the Company during the year ended December 31, 1997 was approximately $638,152.

       Mr. Allcorn, Senior Vice President/Finance and Chief Financial Officer of the Company, is the trustee of three trusts for the benefit of Mr. Little's children, each of which holds 1,141,864 shares of Common Stock and 5,000 shares of Series B Preferred Stock. Mr. Allcorn exercises sole voting and investment power over the shares held by such trusts.

       Mr. Little has personally guaranteed up to $500,000 of the obligations of the Company under the loan agreement with its principal lender. In addition, all of the shares of Common Stock and Series B Preferred Stock held in trust for Mr. Little's children have been pledged to such lender to secure the obligations of the Company under the loan agreement.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

       Arthur Andersen LLP ("Arthur Andersen") served as the Company's principal independent accountants for the fiscal years ending December 31, 1996 and 1997 and has been recommended by the Audit Committee to serve the current year. Representatives of Arthur Andersen are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

       Ernst & Young L.L.P. ("Ernst & Young") served as the Company's auditors for the fiscal years ending December 31, 1994 and 1995. On December 26, 1996, the Board of Directors of the Company approved the recommendation of the Audit Committee of the Company's Board of Directors not to reappoint Ernst & Young as the Company's auditors for the fiscal year ended December 31, 1996. The Audit Committee recommended, and the Board of Directors ratified and approved, the appointment of Arthur Andersen as the Company's auditors for the year ended December 31, 1996 and 1997. The decision to replace Ernst & Young as the Company's independent auditors with Arthur Andersen followed a review by the Company of its accounting needs in light of the registration in 1996 of its capital stock under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company's Audit Committee and Board of Directors also considered proposed fee arrangements by both Ernst & Young and Arthur Andersen and their respective expertise in the area of industrial distribution, public company reporting and mergers and acquisitions. In light of all of these factors, the Company's Audit Committee and Board of Directors concluded that it would be desirable for the Company to appoint Arthur Andersen as its independent auditors for the years ending December 31, 1996 and 1997.

       The reports of Ernst & Young on the Company's balance sheet as of July 31, 1996 and on the financial statements of SEPCO for the years ended December 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

       There have been no disagreements with Ernst & Young during the Company's two most recent fiscal years or any subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which would have caused Ernst & Young to make reference to the matter in connection with any of its reports on the Company's financial statements and which were not resolved to the satisfaction of Ernst & Young.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4, and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

       Based solely on a review of reports on Form 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no report on Form 5 was required, the Company believes that, no person who, at any time during 1997, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis.

                        PROPOSALS FOR NEXT ANNUAL MEETING

       Any proposals of shareholders intended to be presented at the annual meeting of shareholders of the Company to be held in 1999 must be received by the Company at its principal executive offices, 580 Westlake Park Boulevard, Suite 1100, Houston, Texas 77079, no later than March 8, 1999, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

       The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

       The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                                                                         ANNEX A

                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              DXP ENTERPRISES, INC.


       Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation, as amended:

                                   ARTICLE ONE

       The name of the corporation is DXP Enterprises, Inc.

                                   ARTICLE TWO

       The following amendments to the Restated Articles of Incorporation, as amended, were adopted by the shareholders of the corporation on July _____, 1998.

       1. The following amendment alters or changes the second paragraph of Article Four of the Restated Articles of Incorporation, as amended, which paragraph is amended and restated in its entirety as follows:

       "At the effective time of this amendment, each share of Common Stock issued and outstanding immediately prior to the effective time shall automatically be changed and converted, without any action on the part of the holder thereof, into one-half of a share of Common Stock and, in lieu of fractional interests in shares of Common Stock of the Corporation, each holder whose aggregate holdings of shares of Common Stock prior to the effective time of this amendment amounted to a number not evenly divisible by two, shall be entitled to receive for such fractional interest, and at the effective time of this amendment any such fractional interest in shares of Common Stock of the Corporation shall be converted into the right to receive, upon the surrender of the stock certificates formerly representing shares of Common Stock of the corporation, an amount in cash equal to the closing price per share for the shares of the Common Stock on the Nasdaq National Market ("Nasdaq"), as reported by Nasdaq, on the date on which this amendment becomes effective."

       2. The following amendment alters or changes paragraph (B)(3)(d)(i) of Article Four of the Restated Articles of Incorporation, as amended, which paragraph is amended and restated in its entirety as follows:

         "(i) At any time prior to the redemption of any share of Series B Preferred Stock, the holder of such shares of Series B Preferred Stock shall have the right to convert such share into 28 shares of Common Stock. The right to receive the converted shares requires delivery to the office of the Corporation or its transfer agent of the shareholder's written notice stating the number of shares the shareholder is electing to convert. Said notice shall be accompanied by the surrender of the Series B Preferred Stock certificate or certificates, duly endorsed to the

Corporation. The date of conversion shall be the date of receipt by the Corporation or its transfer agent of the notice and the duly endorsed certificate or certificates."

                                  ARTICLE THREE

       The number of shares of the corporation outstanding at the time of such adoption was _______________ and the number of shares entitled to vote thereon was ________________ (representing ______________ votes)

       The designation and number of outstanding shares of each class of series entitled to vote thereon as a class were as follows:

                                            NUMBER OF SHARES (VOTES)
                                          OUTSTANDING AND ENTITLED TO
         CLASS OR SERIES                       VOTE AS A CLASS
         ---------------                  --------------------------
Common Stock, $.01 par value
                                                  -------------
Series B Preferred Stock, $1.00 par value
                                                  -------------


                                  ARTICLE FOUR

       The number of shares voted for such amendments was __________ (representing __________ votes), and the number of shares voted against such amendments was ___________ (representing _________ votes).

       The number of shares of each class or series entitled to vote as a class or series voted for or against such amendments was as follows:

                                             NUMBER OF SHARES (VOTES) VOTED
        CLASS OR SERIES                        FOR                AGAINST
        ---------------                      ------------------------------
Common Stock, $.01 par value
                                             -------              -------
Series B Preferred Stock, $1.00 par value
                                             -------              -------


       Dated:  ____________, 1998.

                                         DXP ENTERPRISES, INC.



                                         By:
                                            -----------------------------------
                                                      David R. Little
                                                         President

                              DXP ENTERPRISES, INC.


                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  July 6, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned holder of Preferred Stock of DXP Enterprises, Inc. ("DXP") hereby appoints David R. Little and Gary A. Allcorn, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Monday, July 6, 1998, at 9:00 a.m., Houston time, at the offices of SEPCO Industries, Inc., 6500 Brittmoore, Houston, Texas 77041, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

   PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.


                   (continued and to be signed on other side)

(1)      ELECTION OF DIRECTORS:

                  FOR all of the nominees listed below    [ ]         WITHHOLD AUTHORITY    [ ]
                  (except as indicated to the contrary below)         to vote for election of directors

         NOMINEES:  David R. Little, Jerry J. Jones, Cletus Davis, Kenneth H. Miller and Thomas V. Orr.

(Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------------------------------------------------------------------------
(2)      Proposal to adopt an amendment to DXP's Restated Articles of Incorporation, as amended, to effect a two-to-one reverse split of DXP's issued and outstanding Common Stock.

         FOR   [ ]           AGAINST   [ ]               ABSTAIN   [ ]

(3)      In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, and FOR the proposal set forth in Item 2.


                                                     -----------------------------------------------

                                                     -----------------------------------------------
                                                     Signature of Shareholder(s)


                                                     Please sign your name exactly as it appears
                                                     hereon. Joint owners must each sign. When
                                                     signing as attorney, executor, administrator,
                                                     trustee or guardian, please give your full
                                                     title as such.

                                                     Date             , 1998.

                              DXP ENTERPRISES, INC.


                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  July 6, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned holder of Common Stock of DXP Enterprises, Inc. ("DXP") hereby appoints David R. Little and Gary A. Allcorn, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Monday, July 6, 1998, at 9:00 a.m., Houston time, at the offices of SEPCO Industries, Inc., 6500 Brittmoore, Houston, Texas 77041, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

   PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.


                   (continued and to be signed on other side)


(1)      ELECTION OF DIRECTORS:

                  FOR all of the nominees                  [ ]           WITHHOLD AUTHORITY        [ ]
                  (except as indicated to the contrary                   to vote for election
                  below)                                                 of directors

         NOMINEES:  David R. Little, Jerry J. Jones, Cletus Davis, Kenneth H. Miller and Thomas V. Orr.

(Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-----------------------------------------------------------------------------------------------------------
(2)      Proposal to adopt an amendment to DXP's Restated Articles of Incorporation, as amended, to effect a two-to-one reverse split of DXP's issued and outstanding Common Stock.

         FOR   [ ]           AGAINST   [ ]               ABSTAIN   [ ]

(3)      In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, and FOR the proposal set forth in Item 2.



                                              ---------------------------------------------------

                                              ---------------------------------------------------
                                              Signature of Shareholder(s)



                                              Please sign your name exactly as it appears hereon.
                                              Joint owners must each sign. When signing as
                                              attorney, executor, administrator, trustee or
                                              guardian, please give your full title as such.

                                              Date             , 1998.
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